Hartford Mutual Funds II, Inc.
N-SAR Annual
10/31/2006

Sub-Item 77Q1: Exhibits.
(a) Copies of any material amendments to the registrant’s charter or by-laws:
(a.1) Articles Supplementary dated June 14, 2006 filed as Exhibit Item 23 a.(vii) – incorporated herein by reference to the SEC filing on July 28, 2006 under Conformed Submission Type 485(b) for The Hartford Mutual Funds, CIK 000049905, accession number 0000950135-06-004572